                               STOCKHOLDERS' AGREEMENT

    THIS STOCKHOLDERS' AGREEMENT ("Agreement") is made and entered into as of this 1st day of January, 1996,

    BY AND AMONG                  ROBERT J. GERESI,
                                  VINCENT J. VRANA, and
                                  PAUL T. SORRENTINO,
                                  individuals,
                                  hereinafter referred to individually as

                                       "STOCKHOLDER"

                                  and collectively as

                                       "OKLAHOMA STOCKHOLDERS"

    AND PAUL R. HOOVER, DAVID L. MURFIN, NANCY MURFIN MOXLEY, MARK A. MOXLEY, BARBARA MURFIN MURPHY, V. RICHARD HOOVER, and PHILIP FAUBERT, individuals, hereinafter referred to individually as

                                       "STOCKHOLDER"

                                  and collectively as

                                       "KANSAS STOCKHOLDERS"

    AND                           ROBERT J. GERESI, VINCENT J. VRANA, PAUL
                                  T. SORRENTINO, RODNEY JOE TRIZZA, BRENT
                                  DURHAM, JOHN R. GERESI, CHAD E. WATKINS, and MARKUS K. SCHOLLER, individuals, hereinafter referred to individually as

                                       "STOCKHOLDER"

                                  and collectively as

                                       "CLASS B STOCKHOLDERS"

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    AND                           NEW YORK BAGEL ENTERPRISES, INC.,
                                  a Kansas corporation,
                                  hereinafter referred to as

                                       "CORPORATION"


    W I T N E S S E T H:

    WHEREAS, the Oklahoma Stockholders own of record 506,067 of the outstanding shares of the Class A Common Stock, voting, par value $.01 per share, of the Corporation (the "Class A Stock");

    WHEREAS, the Kansas Stockholders own of record 506,067 of the outstanding shares of the Class A Stock;

    WHEREAS, the Class B Stockholders own of record 987,866 of the Class B Common Stock, nonvoting, par value $.01 per share, of the Corporation (the "Class B Stock");

    WHEREAS, the Class B Stock shall be automatically converted into Class A Stock upon the Corporation's successful completion of an initial public offering, if any, of its Class A Stock pursuant to the registration requirements of the Securities Act of 1933, as amended, such that each share of Class B Stock then issued and outstanding shall be converted into one (1) share of Class A Stock;

    WHEREAS, the Board of Directors of the Corporation (the "Board") shall initially consist of six (6) directors, of which three (3) directors are to be designated by the Oklahoma Stockholders (the "Oklahoma Designees") and three (3) directors are to be designated by the Kansas Stockholders (the "Kansas Designees"); and

    WHEREAS, each of the parties hereto desires to enter into this Agreement in order to set forth certain provisions regarding the management of the Corporation.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

    Section 1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:


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    "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange
Act (hereinafter defined).

    "Agreement" shall have the meaning set forth in the recitals hereto.

    "Articles" shall mean the Articles of Incorporation of the Corporation, as amended from time to time.

    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the Exchange Act. For the purposes of this definition, "Beneficial Owner" and "Beneficially Own" shall refer to the ownership interest of a Beneficial Owner.

    "Board" shall have the meaning set forth in the recitals hereto.

    "Class A Stock" shall have the meaning set forth in the recitals hereto.

    "Class B Stock" shall have the meaning set forth in the recitals hereto.

    "Class B Stockholder" shall have the meaning set forth in the recitals hereto.

    "Common Stock" shall mean the Class A Stock, the Class B Stock and any other issued and outstanding class of common stock of the Corporation.

    "Corporation" shall have the meaning set forth in the recitals hereto.

    "Designee" and "Designees" shall have the meaning set forth in Section 2.1(a) hereof.

    "Director" shall mean a member of the Board of Directors of the Corporation.

    "Dispose Of" shall mean to pledge, hypothecate, give away, sell, grant an option with respect to, bequeath (by will or by the laws of descent and distribution), or otherwise transfer to anyone, whether or not the transferee is then a Stockholder. "Disposition" shall have a correlative meaning.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.

    "Kansas Designees" shall have the meaning set forth in the recitals hereto.

    "Kansas Stockholders" shall have the meaning set forth in the recitals hereto.

    "Oklahoma Designees" shall have the meaning set forth in the recitals hereto.

    "Oklahoma Stockholders" shall have the meaning set forth in the recitals hereto.


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

    "Stockholder" shall have the meaning set forth in the recitals hereto and shall also mean any person, other than the Corporation, who is or becomes a party to this Agreement.

                                      ARTICLE II
                                      MANAGEMENT

    Section 2.1    BOARD REPRESENTATION.

    (a) At and following the execution of this Agreement, the Corporation and the Stockholders will take such action as may be necessary to cause the Board to include the Oklahoma Designees and the Kansas Designees. The Oklahoma Designees and the Kansas Designees are sometimes collectively referred to herein as the "Designees" and individually as a "Designee." If any such Designee is unwilling or otherwise unable to serve as a Director of the Corporation, the person originally nominating such Designee shall be entitled to nominate a replacement who shall then be a Designee for purposes of this Section 2.1(a). The original members of the Board are those individuals named in the Corporation's Articles as filed with the Secretary of State of Kansas on December 27, 1995.

    (b) The Corporation shall nominate and recommend the Designees to the Stockholders and all holders of the Corporation's Common Stock for election as Directors and shall otherwise use all legal efforts to cause the Designees to be elected to the Board. Each of the Stockholders agrees to vote, or cause to be voted, all of the shares of Common Stock Beneficially Owned or held of record by such Stockholders at any regular or special meeting of the Stockholders of the Corporation called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of Stockholders, and agrees to take all actions otherwise necessary to cause the election to the Board of the Oklahoma Designees and the Kansas Designees as described herein.

    (c) If, following a Designee's election to the Board, a Designee shall vacate such position on the Board for any reason, including, without limitation, by reason of the death, removal or retirement of such Designee, the Stockholder who nominated such Designee shall, as promptly as practicable, notify the Board in writing of a replacement Designee. The Stockholders shall, at the request of the nominating Stockholder, promptly use their best efforts to cause their respective Designees on the board to (i) call a special meeting of the Board of the Corporation for the purpose of filling such vacancy and vote to fill such vacancy with such replacement Designee or (ii) execute a written consent in lieu of a meeting to fill such vacancy with such replacement Designee as a Director within ten (10) days of the occurrence of such vacancy, or if the Board elects as a Director to fill such vacancy a person other than such replacement Designee, each Stockholder immediately shall execute and deliver or cause to be executed and delivered to the Corporation, in accordance with Section 17-6518 of the General Corporation Code of the State of Kansas, as the same now exists or may hereafter be amended, or the provisions of any successor statute, a written consent or written consents, with respect to all of the shares of Common Stock Beneficially Owned or held of record by such Stockholder, removing from the Board such person elected by the Board as a Director and electing the


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

designated replacement Designee, and shall use all legal efforts to ensure the election to the Board of such replacement Designee to fill the unexpired term of the Designee whom such new Designee is replacing.

    (d) In the event that the Board is classified into two or more classes having staggered terms, then the Oklahoma Designees and the Kansas Designees shall be allocated equally, as nearly as possible, to each class.

    Section 2.2    FUNDAMENTAL TRANSACTIONS.

    (a) The Corporation and Oklahoma Stockholders agree that neither of them shall, and the Oklahoma Stockholders shall use their best efforts to cause the Oklahoma Designees not to, approve of or cause to occur any transaction involving the Corporation and Oklahoma Stockholders or Affiliates of Oklahoma Stockholders, without the prior written consent of Kansas Stockholders.

    (b) The Corporation and Kansas Stockholders agree that neither of them shall, and the Kansas Stockholders shall use their best efforts to cause the Kansas Designees not to, approve of or cause to occur any transaction involving the Corporation and Kansas Stockholders or Affiliates of Kansas Stockholders without the prior written consent of Oklahoma Stockholders.

                                     ARTICLE III
                                    MISCELLANEOUS

    Section 3.1 STOCK OWNERSHIP. Each Stockholder severally represents and warrants to each of the other parties to this Agreement, on the date hereof, that they are the record and Beneficial Owner of, with good and marketable title to, the Common Stock and hold the Common Stock free and clear of all security interests, rights or claims of others, liens and encumbrances.

    Section 3.2 PLEDGE OF STOCK. A Stockholder may pledge all or a portion of its Common Stock provided that such pledgee acknowledges in writing the existence of, and agrees to be bound by, the provisions of this Agreement.

    Section 3.3    TERMINATION.  This Agreement shall terminate:

    (a)  Three years from the date of this Agreement.

    (b) Upon consent of all of the parties hereto who are then subject to this Agreement.

    (c) Upon the sale of all or substantially all of the assets of the Corporation.


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

    (d) As to any Stockholder, when such Stockholder shall cease to Beneficially Own any Class A Stock (or any legal or Beneficial Ownership therein) other than by reason of a breach of this Agreement.

    Section 3.4    LEGENDS.  The certificates evidencing all Class A and Class
B Stock at any time Beneficially Owned by a Stockholder shall bear the following legends unless and until such time as such Stockholder shall deliver an opinion of counsel reasonably acceptable to the Corporation and its counsel to the effect that such legend is not required under this Agreement or that this Agreement has been terminated in accordance with its terms, and, in the case of a transferee, that such Disposition is not in violation of this Agreement and that the transferee is not subject to or bound by the provisions of this Agreement, and stating the basis therefor:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF JANUARY 1, 1996, BY AND AMONG ROBERT J. GERESI, VINCENT J. VRANA, PAUL T. SORRENTINO, PAUL R. HOOVER, DAVID L. MURFIN, NANCY MURFIN MOXLEY, MARK A. MOXLEY, BARBARA MURFIN MURPHY, V. RICHARD HOOVER, RODNEY JOE TRIZZA, BRENT DURHAM, JOHN R. GERESI, CHAD E. WATKINS, PHILIP FAUBERT, MARKUS K. SCHOLLER AND NEW YORK BAGEL ENTERPRISES, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF NEW YORK BAGEL ENTERPRISES, INC., AND ARE HELD AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OTHERWISE GRANTED AS SECURITY OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH.

         NO REGISTRATION OF TRANSFER OF THE COMMON STOCK WILL BE MADE ON THE BOOKS OF NEW YORK BAGEL ENTERPRISES, INC. UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM APPLICABLE FEDERAL, STATE AND FOREIGN REGISTRATION REQUIREMENTS.

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO SUCH RESTRICTIONS UPON TRANSFER OF THE SAME AS MAY BE PROVIDED IN THE CORPORATION'S ARTICLES OF INCORPORATION AND/OR BYLAWS.

    Section 3.5 SECRETARY TO RETAIN COPY. A copy of this Agreement shall be filed with the Secretary of the Corporation.


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

    Section 3.6 STOCK CHANGES. This Agreement shall also apply to any share of Class A and Class B Stock acquired by a Stockholder following the date hereof.

    Section 3.7 FURTHER ACTIONS. At any time and from time to time each party agrees, at such party's expense, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement. Each party hereto will not take any action that would (i) result in a breach of any covenant, representation or warranty or any other obligation of such party under this Agreement or (ii) impede, interfere with or discourage the transactions contemplated by this Agreement.

    Section 3.8 SPECIFIC PERFORMANCE. The parties hereto acknowledge that failure on any of their part to comply with the terms of this Agreement shall cause the other parties hereto immediate and irreparable harm that cannot be adequately compensated by the remedies at law, and that in the event of such breach or violation, or threatened breach or violation, the other parties hereto may seek to have such provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without having to prove the inadequacy of the available remedies at law or any actual damages and without posting bond or other security. Any remedy sought or obtained by a party hereto shall not be considered either exclusive or a waiver of the rights of a party hereto or of any other person to assert any other remedies they have at law or in equity. In any proceeding upon a motion for any such injunctive relief, a parties' ability to answer in damages shall not be a bar, or be interposed as a defense, to the granting of such injunctive relief. Any rights under this
Section 3.8 may be enforced in any appropriate court in the State of Kansas.

    Section 3.9 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings among the parties hereto.

    Section 3.10 SCOPE OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and assigns.

    Section 3.11 AMENDMENTS. This Agreement may not be modified or amended except by an instrument in writing executed by the party against whom enforcement of any such modification or amendment is sought.

    Section 3.12 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

    Section 3.13 HEADINGS. The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.


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

    Section 3.14 NOTICES. Any notice, consent, approval, demand or other communication to be given, made or provided for under this Agreement shall be in writing and deemed to be fully given by its delivery personally or by telefacsimile to the person or persons specified below or two (2) business days after deposit in the United States Mail, first class, postage prepaid, by registered or certified mail, return receipt requested, or sent by nationally recognized express courier service, postage or delivery charges prepaid, to the following addresses, or to such other address or to the attention of such other person as any party hereto shall hereafter specify by written notice to the other party hereto.

    Any party of the Oklahoma Stockholders may be noticed at the following address and/or telefacsimile number:

                                110 West Third Street
                                Stillwater, OK  74074
                                    (405) 624-3722

    Any of the Kansas Stockholders or Class B Stockholders may be noticed at the following address and/or telefacsimile number:

                                   300 I.M.A. Plaza
                                250 North Water Street
                                  Wichita, KS  67202
                                    (316) 267-6004

    Section 3.15 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    Section 3.16 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Kansas applicable to contracts made and performed in such state, and any applicable laws of the United States of America.



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

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                              --------------------------------------------
                             ROBERT J. GERESI


                              --------------------------------------------
                             VINCENT J. VRANA


                              --------------------------------------------
                             PAUL T. SORRENTINO

                                  "Oklahoma Stockholders"

                              --------------------------------------------
                             PAUL R. HOOVER


                              --------------------------------------------
                             DAVID L. MURFIN


                              --------------------------------------------
                             NANCY MURFIN MOXLEY


                              --------------------------------------------
                             MARK A. MOXLEY


                              --------------------------------------------
                             BARBARA MURFIN MURPHY


                              --------------------------------------------
                             V. RICHARD HOOVER


                              --------------------------------------------
                             PHILIP FAUBERT

                                  "Kansas Stockholders"

                              --------------------------------------------
                             ROBERT J. GERESI


                              --------------------------------------------
                             VINCENT J. VRANA


                              --------------------------------------------
                             PAUL T. SORRENTINO


                              --------------------------------------------
                             RODNEY JOE TRIZZA


                              --------------------------------------------
                             BRENT DURHAM


                              --------------------------------------------
                             JOHN R. GERESI


                              --------------------------------------------
                             CHAD E. WATKINS


                              --------------------------------------------
                             MARKUS K. SCHOLLER

                                  "Class B Stockholders"

                             NEW YORK BAGEL ENTERPRISES, INC.


ATTEST:                      By
                                ------------------------------------------
                                Robert J. Geresi, Chief Executive Officer


- ----------------------------
Robert D. Young, Secretary

                                  "Corporation"


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